UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007 (January 25, 2007)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensation Agreements of Certain Officers.

Promotion of Bernard Poussot and Election to the Wyeth Board of Directors

On January 26, 2007, Wyeth announced the election of Bernard Poussot to the position of President, Chief Operating Officer and Vice Chairman, Wyeth, effective immediately. Mr. Poussot, age 55, also was elected to Wyeth’s Board of Directors, effective immediately, increasing the size of the Board of Directors from 12 to 13 directors. Mr. Poussot has served as President and Vice Chairman of Wyeth since April 2006. Mr. Poussot was Executive Vice President of Wyeth and President, Wyeth Pharmaceuticals from June 2002 to April 2006 and Senior Vice President of Wyeth and President, Wyeth Pharmaceuticals from January 2001 to June 2002. Wyeth’s press release announcing Mr. Poussot’s promotion and election is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Employment Agreement with Robert Essner

On January 25, 2007, Wyeth (the “Company”) entered into an employment agreement with Robert Essner, its Chief Executive Officer and Chairman of its Board of Directors, in order to secure Mr. Essner’s continued services and his agreement that, following termination of his employment, he will assist the Company with litigation and regulatory matters and refrain from competing against the Company. The Board determined that it was important to enter into this agreement at this time in order to facilitate a smooth transition of leadership following termination of Mr. Essner’s employment and secure the aforementioned post-employment commitments from Mr. Essner. While the Board believes that entry into the employment agreement at this time facilitates succession planning, neither the Board nor Mr. Essner has announced any timeline for succession. The employment agreement was recommended by the Compensation and Benefits Committee, after consultation with the Committee’s independent compensation consultant, and approved by Wyeth’s Board of Directors. Mr. Essner’s employment agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

BASE SALARY, ANNUAL CASH INCENTIVE AWARD AND BENEFITS. The employment agreement confirms Mr. Essner’s current annual base salary of $1,662,000, which was set by the Compensation and Benefits Committee at its November 2006 meeting as part of its determination of 2007 base salaries for all principal corporate officers. This base salary may be increased (but not reduced) in the future. Consistent with the Company’s existing executive compensation practices, Mr. Essner will continue to be eligible for (but not guaranteed) an annual cash incentive award (bonus) under the Company’s Executive Incentive Plan, and to participate in the stock-based and other long-term incentive plans and programs maintained by the Company for its senior executives. Similarly, Mr. Essner also will continue to be provided with the benefits and perquisites that the Company provides to senior executives.

POST-TERMINATION ASSISTANCE AND COVENANTS. For a period of five years after termination of his employment, Mr. Essner will provide reasonable assistance to the Company with regulatory and litigation matters as to which he had any particular knowledge in connection with his employment at the Company. Mr. Essner has also agreed not to compete against the Company or solicit any employees or significant customers, clients or distributors of the Company during this five-year period.

PAYMENTS UPON TERMINATION OF EMPLOYMENT. Upon any termination, including for cause (as defined in the agreement), Mr. Essner will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under Company benefit plans in which he participates.

Upon any termination of Mr. Essner’s employment by the Company other than for cause, by the Company following his 65th birthday, or by Mr. Essner for any reason, he will be entitled to any earned but unpaid annual cash incentive (bonus) for the preceding year, payment of a pro-rated annual cash incentive (bonus) for the year in which the termination occurs, vesting of all outstanding time-based equity awards and performance-based equity awards (if and when applicable performance targets are met) consistent with the terms of the Company’s existing equity award agreements and retiree benefits in accordance with the Company’s retirement programs. Until the earlier to occur of (i) Mr. Essner’s death or (ii) a five-year period after any such termination of employment, the Company will also provide to Mr. Essner reasonable home and personal security, an office and secretarial support, up to 75 hours annually of personal use of the Company’s aircraft, and access to a Company-provided car and driver for occasional personal use. The Company is entitled to discontinue any of the benefits referred to in the preceding sentence if Mr. Essner fails to provide the post-termination assistance or comply with the post-termination covenants described above. Upon any termination of Mr. Essner’s employment in connection with a Change in Control transaction, the terms of Mr. Essner’s existing Change in Control Severance Agreement would apply and supercede the terms of this agreement, other than with respect to the provision of the benefits described in the second sentence of this paragraph.

In addition, unless Mr. Essner has reached the age of 65, upon any termination by the Company without cause or by Mr. Essner for good reason (as defined in the agreement), subject to entering into a release of claims, the Company will (i) pay to Mr. Essner a lump sum equal to two times the sum of his then-current base salary and the average of the highest three annual bonuses he earned in the five immediately preceding bonus years, and (ii) credit Mr. Essner with two additional years of service and age for purposes of the Wyeth Supplemental Executive Retirement Plan and the Wyeth Executive Retirement Plan. The Company is entitled to discontinue the payments referred to in this paragraph and to recover any amounts already paid if Mr. Essner fails to provide the post-termination assistance or comply with the post-termination covenants described above.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 25, 2007, the Company adopted a revised Code of Conduct applicable to all of its directors and employees, including its executive officers. The revised Code of Conduct combines into a single document the information contained in the prior version of the Company’s Code of Conduct and the accompanying Business Ethics Guide, and updates the Code for current best practices. The Company intends to post the revised Code of Conduct on its website at www.wyeth.com in the near future.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

(10.1)	Employment Agreement, dated as of January 25, 2007, by and between the Company and Robert Essner.

(99.1)	Wyeth Press Release, dated January 26, 2007, announcing the promotion and election of Bernard Poussot to the Wyeth Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	WYETH

	By:	/s/ Eileen M. Lach
	Name:	Eileen M. Lach
	Title:	Vice President, Corporate Secretary and Associate General Counsel

EXHIBITS

Exhibit Number	Description
(10.1)	Employment Agreement, dated as of January 25, 2007, by and between the Company and Robert Essner.

(99.1)	Wyeth Press Release, dated January 26, 2007, announcing the promotion and election of Bernard Poussot to the Wyeth Board of Directors.